EXHIBIT 23-b



                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and the related Joint Proxy Statement/Prospectus of Ameritech Corporation (Ameritech) and SBC Communications Inc. of our reports dated January 13, 1998 included and incorporated by reference in Ameritech's Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement and the related Joint Proxy Statement/Prospectus.



                                            /s/ Arthur Andersen LLP



Chicago, Illinois
June 4, 1998